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                                                                    Exhibit 23.1
                       Consent of Independent Accountants


The Board of Directors
C-COR.net Corp.:

We consent to the incorporation by reference herein of our report dated March 10, 2000, with respect to the restated consolidated balance sheets of C-COR.net Corp. as of June 25, 1999 and June 26, 1998, and the related restated consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended June 25, 1999, and the related restated financial statement schedule, which report appears in the June 25, 1999 annual report on Form 10-K/A (Amendment No. 2) of C-COR.net Corp.

We also consent to the incorporation by reference herein of our report dated March 10, 2000, with respect to the supplemental consolidated balance sheets of C-COR.net Corp. as of June 25, 1999 and June 26, 1998, and the related supplemental consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended June 25, 1999, which report appears in the Form 8-K/A of C-COR.net Corp. dated February 18, 2000.
The supplemental consolidated financial statements give retroactive effect to the merger of C-COR.net Corp. and Worldbridge Broadband Services, Inc. which occurred on February 18, 2000, which has been accounted for using the pooling-of-interests method of accounting.

We also consent to the incorporation by reference herein of our report dated September 20, 1999, with respect to the supplemental consolidated balance sheets of C-COR.net Corp. as of June 25, 1999 and June 26, 1998, and the related supplemental consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended June 25, 1999, which report appears in the Form 8-K (as amended by Form 8-K/A) of C-COR.net Corp. dated September 17, 1999. The supplemental consolidated financial statements set forth in Item 7 of the Form 8-K (as amended by Form 8-K/A) of C-COR.net Corp. dated September 17, 1999 were subsequently superseded by the restated consolidated financial statements set forth in Item 8 of the June 25, 1999 annual report on Form 10-K/A (Amendment No. 2) of C-COR.net Corp. The supplemental consolidated financial statements give retroactive effect to the mergers of C-COR.net Corp. and Convergence.com Corporation, which occurred on July 9, 1999, and Silicon Valley Communications, Inc., which occurred on September 17, 1999, both of which have been accounted for using the pooling-of-interests method of accounting.

We also consent to the incorporation by reference herein of our report dated May 28, 1999, with respect to the consolidated balance sheets of Convergence.com Corporation as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, which report appears in the Form 8-K/A of C-COR.net Corp. dated July 9, 1999.

We also consent to the incorporation by reference herein of our report dated July 30, 1999, except as to Note 2, which is as of August 4, 1999, with respect to the balance sheets of Silicon Valley Communications, Inc. (formerly Qualop Systems Corporation) as of June 25, 1999 and June 30, 1998, and the related statements of operations, shareholders' (deficit) equity and cash flows for the years then ended, which report appears in the Form 8-K (as amended by Form 8-K/A) of C-COR.net Corp. dated September 17, 1999.

We also consent to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP


State College, Pennsylvania
March 15, 2000